EXHIBIT 99.1


                             PATHMARK STORES, INC.
                                200 MILIK STREET
                           CARTERET, NEW JERSEY 07008

FOR IMMEDIATE RELEASE                                 CONTACT:  HARVEY M. GUTMAN
                                                                  (732) 499-4327

                 PATHMARK ANNOUNCES SECOND QUARTER 2003 RESULTS;
                      SALES AND MARKET SHARE GAINS CONTINUE

--------------------------------------------------------------------------------

Carteret, New Jersey, September 4, 2003 - Pathmark Stores, Inc. (Nasdaq: PTMK) today reported results for its second quarter and six-month period ended August 2, 2003.

Sales for the second quarter of fiscal 2003 were $995.6 million, an increase of 0.8% from $987.3 million in the prior year's second quarter. Same-store sales increased 0.6% in the second quarter. Net earnings were $6.2 million or $0.21 per diluted share in the second quarter of fiscal 2003, compared to $3.5 million or $0.11 per diluted share in the prior year's second quarter. The results for the quarter included a $12.1 million pre-tax gain ($7.2 million after tax) from the disposition of real estate and a $3.0 million pre-tax charge ($1.8 million after tax) from a labor buyout program in some of our stores. Excluding these items, net earnings in the second quarter of fiscal 2003 were $0.8 million or $0.03 per diluted share.

Eileen Scott, Chief Executive Officer, said, "During the second quarter, we were pleased to see continued gains in sales and market share, which reflect improvements in our store level execution and marketing programs. On the expense side, we are also beginning to see the benefits from our previously announced store labor buyouts and headcount reduction program in our corporate offices. However, we experienced higher costs associated with medical, pension and general liability compared to the second quarter last year which impacted our results."

Scott added, "In addition to solid progress on the sales front, we also took steps in the second quarter to further strengthen our balance sheet, using the proceeds from the disposition of real estate to reduce our term loan by $18 million."

For the first six months of fiscal 2003, sales were $2,000.3 million, up 1.8% from the $1,964.1 million in the prior year's six-month period. Same-store sales increased 1.3% in the six-month period. Net earnings were $7.1 million or $0.24 per diluted share in the first six-month period of fiscal 2003, compared to $5.6 million or $0.18 per diluted share in the prior year's six-month period. The results for the period included a $13.7 million pre-tax gain ($8.2 million after tax) from the disposition of real estate and an $8.1 million pre-tax charge ($4.9 million after tax) relating to a labor buyout program in some of our stores and a headcount reduction program in our corporate office. Excluding these items, net earnings in the first six-month period of fiscal 2003 were $3.8 million or $0.13 per diluted share. Net earnings in the first six-month period of fiscal 2002 included a $2.0 million pre-tax charge ($1.2 million after tax) relating to a labor buyout program and the cumulative effect of an accounting change, net of tax, of $0.6 million. Excluding these items in the prior year's first six-month period, net earnings were $7.4 million or $0.24 per diluted share.

FIFO EBITDA (earnings before interest, taxes, depreciation and amortization, the LIFO charge and the cumulative effect of an accounting change) was $49.8 million and $89.8 million, respectively, for the second quarter and the first six-month period of fiscal 2003. This compares to $44.6 million and $86.4 million, respectively, in the prior year's second quarter and first six-month period. Excluding the above-referenced $3.0 million charge and $12.1 million real estate gain in the second quarter of fiscal 2003, FIFO EBITDA was $40.7 million. Excluding the above-referenced $8.1 million charge and the $13.7 million real estate gain in the first six-month period of fiscal 2003, FIFO EBITDA was $84.2 million. Excluding the $2.0 million charge in the prior year's six-month period, FIFO EBITDA was $88.4 million.

We are presenting FIFO EBITDA and net earnings excluding the identified items above in order to allow investors to compare more fully our performance in the second quarter and six-month period of fiscal 2003 with our performance in the second quarter and the six-month period of fiscal 2002. FIFO EBITDA is not a measure calculated in accordance with generally accepted accounting principles. See the notes to the tables attached to this release for more information regarding FIFO EBITDA.

The Company anticipates being at the upper-end of the range of its fiscal 2003 earnings guidance which was earnings per diluted share of $0.52 to $0.62 and FIFO EBITDA of $185 to $190 million. In addition, it expects same-store sales growth for fiscal 2003 to be in the mid to upper end of its previously announced range of flat to 1%. Capital investments in fiscal 2003 are expected to be $95 million, including cash investments of $76 million. In the first half of the year, one new store was opened, two stores were closed and three stores were renovated. The Company expects to open two additional stores (one a replacement), close one store and complete 13 renovations in the second half of the year.

Pathmark will conduct a conference call at 2:00 p.m. Eastern Daylight Time (EDT) today. The call may be accessed via a simultaneous webcast by visiting www.calleci.com. A replay of the call will be available for 48 hours after the completion of the call at 1-877-519-4471, Pass Code 4121302. This press release and other financial and statistical information to be presented on the conference call, including our annual FIFO EBITDA guidance, will be accessible on the web, by going to www.pathmark.com, `Investor Relations', then clicking on `Press Releases'. The reconciliation of annual FIFO EBITDA guidance is available in our April 2, 2003 press release at the aforementioned web address.

Pathmark Stores, Inc. is a regional supermarket currently operating 143 supermarkets primarily in the New York - New Jersey and Philadelphia metropolitan areas.

Except for historical information contained herein, the matters discussed in this release and the accompanying discussions on the earnings conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, operating costs, earnings estimates, FIFO EBITDA, sales and capital expenditures and are indicated by words or phrases such as "guidance", "expects", "continues", "anticipates", "plans", "intends", and similar words and phrases. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements are based on management's assumptions and beliefs in the light of information currently available to it and assume no significant changes in general economic trends, consumer confidence or other risk factors that may affect the forward-looking statements. The Company expressly disclaims any current intention to update the information contained herein. Factors that may affect results include changes in business and economic conditions generally and in the Company's operating areas, the competitive environment in which the Company operates and other risks detailed from time to time in the Company's reports and filings available from the Securities and Exchange Commission.

                                (Tables Attached)

                                     Table A
                              Pathmark Stores, Inc.
                Consolidated Statements of Operations (Unaudited)
                      (in millions, except per share data)


                                                                   13 Weeks Ended             26 Weeks Ended
                                                              -------------------------  --------------------------
                                                              August 2,     August 3,    August 2,     August 3,
                                                                 2003         2002          2003          2002
                                                              -----------  ------------  -----------   -----------
Sales........................................................ $   995.6    $    987.3    $  2,000.3    $  1,964.1
Cost of goods sold...........................................    (713.9)       (708.0)    (1,432.8)      (1,405.8)
                                                              -----------  ------------  -----------   ------------
Gross profit.................................................     281.7         279.3         567.5         558.3
Selling, general and administrative expenses (a).............    (232.5)       (235.2)       (478.7)       (472.9)
Depreciation and amortization................................     (21.3)        (21.4)        (42.5)        (42.1)
                                                              -----------  ------------  -----------   ------------
Operating earnings...........................................      27.9          22.7          46.3          43.3
Interest expense, net........................................     (17.5)        (16.8)        (34.4)        (33.1)
                                                              -----------  ------------  -----------   ------------
Earnings before income taxes and cumulative effect of
  an accounting change.......................................      10.4           5.9          11.9          10.2
Income tax provision (b).....................................      (4.2)         (2.4)         (4.8)         (4.0)
                                                              -----------  ------------  -----------   ------------
Earnings before cumulative effect of an accounting change....       6.2           3.5           7.1           6.2
Cumulative effect of an accounting change, net of tax (c)....         --           --             --         (0.6)
                                                              -----------  ------------  -----------   ------------
Net earnings................................................. $     6.2    $      3.5    $      7.1    $      5.6
                                                              ===========  ============  --=========   -===========
Weighted average number of shares outstanding - basic........      30.1          30.1          30.1          30.1
                                                              ===========  ============  ===========   ============
Weighted average number of shares outstanding - diluted......      30.4          30.5          30.4          30.7
                                                              ===========  ============  ===========   ============
Net earnings per share - basic and diluted
  Earnings before cumulative effect of an accounting change.. $    0.21    $     0.11    $     0.24    $    0.20
  Cumulative effect of an accounting change, net of tax......        --            --            --        (0.02)
                                                              -----------  ------------  -----------   ------------
  Net earnings............................................... $    0.21    $     0.11    $     0.24    $    0.18

                                                              ===========  ============  ===========   ============


                       See Notes to Financial Information.

                                     Table B
                              Pathmark Stores, Inc.
                 Supplemental Operating Results Data (Unaudited)
                              (Dollars in millions)



                                                                            13 Weeks Ended             26 Weeks Ended
                                                                       -------------------------  --------------------------
                                                                       August 2,     August 3,    August 2,     August 3,
                                                                          2003         2002          2003          2002
                                                                       -------------------------  --------------------------
FIFO EBITDA (d).....................................................   $   49.8     $    44.6     $    89.8     $   86.4
                                                                       ===========  ============  --=========   -===========
Cash capital expenditures, including technology investments.........   $   17.6     $    37.2     $    25.5     $   63.5
Capital lease expenditures, including technology investments........        0.2          12.3           5.3         12.9
                                                                       -----------  ------------  -----------   ------------
Total capital expenditures, including technology investments........   $   17.8     $    49.5     $    30.8     $   76.4
                                                                       ===========  ============  ===========   ============
Gross profit (% of sales)...........................................       28.3%         28.3%         28.4%        28.4%
                                                                       ===========  ============  ===========   ============
Selling, general and administrative expenses (% of sales) (a).......       23.3%         23.8%         23.9%        24.1%
                                                                       ===========  ============  ===========   ============
FIFO EBITDA (% of sales)............................................        5.0%          4.5%          4.5%         4.4%
                                                                       ===========  ============  ===========   ============
Net earnings (% of sales)...........................................        0.6%          0.3%          0.4%         0.3%
                                                                       ===========  ============  ===========   ============



                      See Notes to Financial Information.

                                     Table C
                              Pathmark Stores, Inc.
                         Financial Position (Unaudited)
                                  (in millions)


                           Consolidated Balance Sheets


                                                                                  August 2,           February 1,
                                                                                    2003                  2003
                                                                                 ------------         -------------
ASSETS
Current assets
   Cash                                                                          $     13.7           $    11.3
   Accounts receivable, net..................................................          21.3                21.8
   Merchandise inventories...................................................         183.7               184.1
   Due from suppliers........................................................          72.1                77.8
   Other current assets......................................................          31.7                32.2
                                                                                 ------------        ------------
      Total current assets...................................................         322.5               327.2
Property and equipment, net..................................................         585.8               604.5
Goodwill, net................................................................         434.0               434.0
Other noncurrent assets......................................................         164.3               156.9
                                                                                 ------------        ------------
Total assets.................................................................    $  1,506.6           $ 1,522.6
                                                                                 ============        ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Accounts payable..........................................................    $    100.1           $    92.2
   Current maturities of long-term debt......................................          11.0                12.3
   Current portion of lease obligations......................................          17.6                18.3
   Accrued expenses and other current liabilities............................         132.3               144.5
                                                                                 ------------        ------------
      Total current liabilities..............................................         261.0               267.3
Long-term debt...............................................................         420.8               439.4
Long-term lease obligations..................................................         182.0               182.9
Deferred income taxes........................................................          92.7                89.3
Other noncurrent liabilities.................................................         185.2               186.9
Stockholders' equity.........................................................         364.9               356.8
                                                                                 ------------        ------------
Total liabilities and stockholders' equity...................................    $  1,506.6           $ 1,522.6
                                                                                 ============        ============


                                 Capitalization

                                                                                  August 2,           February 1,
                                                                                    2003                  2003
                                                                                 ------------         -------------
Debt.........................................................................    $    431.8           $   451.7
Capital lease obligations....................................................         199.6               201.2
                                                                                 ------------        ------------
Total debt and capital lease obligations.....................................         631.4               652.9
Stockholders' equity.........................................................         364.9               356.8
                                                                                 ------------        ------------
Total capitalization.........................................................    $    996.3           $ 1,009.7
                                                                                 ============        ============


                      See Notes to Financial Information.

                              Pathmark Stores, Inc.
                         Notes to Financial Information

a) The decrease in selling, general and administrative expenses in the second quarter of fiscal 2003 compared to the second quarter of fiscal 2002 was primarily due to a $12.1 million pre-tax gain from the disposition of real estate, partially offset by a $3.0 million pre-tax charge from a labor buyout program, as well as higher costs associated with medical, pension and general liability expenses.

b) The income tax provision for the 13 weeks and 26 weeks ended August 2, 2003 is based on an effective income tax rate of 40.3% for the full fiscal year. The income tax provision for the 13 weeks ended August 3, 2002 was based on an income tax rate of 41.6% and included the impact of additional taxes, retroactive to the beginning of fiscal 2002, resulting from the State of New Jersey's 2002 income tax legislation. The income tax provision for the 26 weeks ended August 2, 2002 was based on an effective income tax rate of 39.6% for the full fiscal year.

c) The Company adopted, as of the beginning of fiscal 2002, Emerging Issues Task Force ("EITF") Issue No. 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor". In adopting EITF Issue No. 02-16, vendor payments related to advertising reimbursements are recorded as a reduction of cost of goods when both the required advertising is performed and the inventory is sold; prior to this change, these reimbursements were recorded as a reduction of advertising expense when the required advertising was performed. As a result, the Company recorded a charge, as of the first quarter of fiscal 2002, of $0.6 million, net of an income tax benefit of $0.4 million, for the cumulative effect of an accounting change.

d) FIFO EBITDA represents earnings before interest, taxes, depreciation and amortization, the LIFO charge and the cumulative effect of an accounting change. We believe that our investors find FIFO EBITDA to be a useful analytical tool for measuring our performance and for comparing our performance with the performance of other companies having different capital structures. In addition, FIFO EBITDA is consistent with the targets utilized in our incentive compensation program. FIFO EBITDA is a non-GAAP measure and should not be considered in isolation from, and is not intended to represent an alternative measure of, operating earnings or of cash flows from operating activities, as determined in accordance with GAAP. Our measurement of FIFO EBITDA, as presented below (in millions), may not be comparable to similarly titled measures reported by other companies:


                                                                            13 Weeks Ended             26 Weeks Ended
                                                                       -------------------------  --------------------------
                                                                       August 2,     August 3,    August 2,     August 3,
                                                                          2003         2002          2003          2002
                                                                       -------------------------  --------------------------
         Earnings before cumulative effect of
           an accounting change.....................................   $     6.2    $      3.5    $     7.1     $      6.2
         Adjustments to calculate FIFO EBITDA:
           Interest expense, net....................................        17.5          16.8         34.4           33.1
           Income tax provision.....................................         4.2           2.4          4.8            4.0
           Depreciation and amortization............................        21.3          21.4         42.5           42.1
           LIFO charge..............................................         0.6           0.5          1.0            1.0
                                                                       -----------  ------------  -----------   ------------
         FIFO EBITDA................................................   $    49.8    $     44.6    $    89.8     $     86.4
                                                                       ===========  ============  -==========   -===========

                                      - 6 -